UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): June 19, 2006
KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-50187 (Commission File Number)	86-0883289 (IRS Employer Identification No.)
701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)
(612) 338-5752
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Entry into a Material Definitive Agreement.
SIGNATURE

Item 3.02. Entry into a Material Definitive Agreement.
     On June 19, 2006, the Company instructed its transfer agent to issue shares of common stock upon conversion of the then-outstanding Series A Preferred Stock, in the aggregate amount of 2,197,501 shares. This action resulted from the automatic conversion of all of the Company’s outstanding Series A Preferred Stock into shares of common stock on a one-for-one basis, pursuant to the terms of the Series A Preferred Stock Certificate of Designation. The conversion of the outstanding Series A Preferred was effected pursuant to the exemption from registration provided under Section 4(2) of the Securities Act, given the fact that there were a limited number of holders of preferred stock all of whom had made representations to the Company (or its predecessor in interest) that (i) they possessed, either alone or through a purchaser representative, knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and (ii) they are accredited investors and purchasing their securities for investment only.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.
Date: June 19, 2006	By:	/s/ Jon Gangelhoff
Jon Gangelhoff, Chief Financial Officer